Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-165387 and No. 333-177951) and Forms S-8 (No. 333-53340, No. 333-76079 and No. 333-124567) of Bluefly, Inc. and subsidiary of our report dated April 6, 2012 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ WeiserMazars LLP

WeiserMazars LLP

New York, New York

April 6, 2012